EXHIBIT 10(d)

               IES INDUSTRIES INC. GRANTOR TRUST
              FOR DEFERRED COMPENSATION AGREEMENTS


      THIS AGREEMENT, made this 15th day of August, 1997, by and between IES INDUSTRIES INC. ("the Company") and NORWEST BANK IOWA, N.A. (the "Trustee");

                      W I T N E S S E T H:

      WHEREAS, the Company has adopted or entered into the nonqualified deferred compensation plans and agreements (the "Plans") listed in Appendix A;

      WHEREAS,  the  Company has incurred or expects to incur  liability
under   the  terms  of  such  Plans  with  respect  to  the  individuals participating in such Plans;

      WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

      WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                           SECTION 1

                     ESTABLISHMENT OF TRUST

      1.1 The Company hereby deposits with the Trustee, in trust, the sum of $1,000, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     1.2  The Trust hereby established shall be irrevocable.

      1.3 The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     1.4 The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.

      1.5 Within ten business days following a Change in Control, the Company shall make an irrevocable contribution to the Trust in an amount that is equal to the sum of the participants' and beneficiaries' account balances established pursuant to the terms of the Plans as of the date of the Change in Control.

      1.6 As of each December 31 following a Change in Control ("Valuation Date"), the Company shall determine the amount of the contribution which would have been required pursuant to Section 1.5 if the Change in Control had occurred on such Valuation Date. If the amount so determined exceeds the fair market value of the Trust assets on such Valuation Date, the Company shall, within ten business days following such Valuation Date, make an irrevocable contribution to the Trust in an amount which is not less than such excess.

      1.7 The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

                           SECTION 2

     PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

      2.1 The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), or that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the most recent Payment Schedule received by the Trustee. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

      2.2 The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

      2.3 The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

                           SECTION 3

           TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
         TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

       3.1 The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if it is unable to pay its debts as they become due, or if it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     3.2 At all times during the continuance of this Trust, as provided in Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          a. The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

           b. Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

           c. If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

           d. The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

      3.3 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section
3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                           SECTION 4

                      PAYMENTS TO COMPANY

      Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

                           SECTION 5

                      INVESTMENT AUTHORITY

      5.1 Except as otherwise specifically provided herein, and subject to such investment guidelines as may be adopted by the Company and delivered to the Trustee, the Trustee may invest, reinvest, and hold the assets of the Trust in whatever form of investment the Trustee may see fit (including, but not limited to, contracts or policies of insurance), and in making or holding such investments, the Trustee shall not be restricted to those investments which are authorized by the laws of any state for the investment of trust funds.

      5.2 The Company may at any time, and from time to time, appoint one or more investment managers to manage and control all or any part of the Trust's assets. Any such investment manager shall be a registered investment adviser under the Investment Advisers Act of 1940; a bank, as defined in that Act; or an insurance company that is qualified to manage, acquire or dispose of the Plans' assets under the laws of more than one state. Upon receipt of written notice of the appointment of an investment manager, the Trustee shall segregate the portion of the assets of the Trust to be managed by the investment manager into a separate "Investment Manager Account." An investment manager shall have full discretion and authority to invest, reinvest or dispose of the Trust assets in its Investment Manager Account, and the Trustee shall follow the directions of an investment manager with respect to the investment of Trust assets allocated to such Investment Manager's Account; provided, however, that if the Trustee shall not have received contrary instructions from an investment manager, the Trustee may invest for short term purposes any cash in its custody in short term, cash equivalent investments or in common or collective funds composed thereof. To the extent necessary to comply with the directions of an investment manager, the Trustee may enter into a subtrust agreement with the investment manager. The Company may terminate the appointment of an investment manager at any time, in which event the Company shall either appoint a successor to such investment manager or direct the Trustee to return the assets in the Investment Manager's Account to the unsegregated portion of the Trust.

                           SECTION 6

                     DISPOSITION OF INCOME

      During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                           SECTION 7

                     ACCOUNTING BY TRUSTEE

      The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year, and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                           SECTION 8

                   RESPONSIBILITY OF TRUSTEE

      8.1 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or an investment manager which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company or such investment manager. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     8.2 If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

      8.3 The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

       8.4 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, and may reasonably compensate them out of the Trust assets.

      8.5 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

      8.6 Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7700-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                           SECTION 9

              COMPENSATION AND EXPENSES OF TRUSTEE

     The Company shall pay all administrative and the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                           SECTION 10

               RESIGNATION OR REMOVAL OF TRUSTEE

      10.1 The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

      10.2 Prior to a Change in Control, the Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee. Following a Change in Control, the Trustee may not be removed by the Company unless 65% of all employees or former employees of the Company who are or may become entitled to the payment of benefits pursuant to the Plans consent in writing to such removal.

      10.3 Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

      10.4 If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Section 10.1 or 10.2 of this section. If no such appointment has been made, the Trustee may appoint a successor Trustee or it may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                           SECTION 11

                    APPOINTMENT OF SUCCESSOR

      11.1  If  the  Trustee resigns or is removed  in  accordance  with
Section 10.1 or 10.2 hereof, the Company, or if a Change in Control shall previously have occurred the Company and at least 65% of all employees or former employees of the Company who are or may become entitled to the payment of benefits pursuant to the Plans, may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     11.2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes a successor Trustee.

                           SECTION 12

                    AMENDMENT OR TERMINATION

      12.1 This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1.2 hereof.

      12.2 The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

     12.3   Notwithstanding the foregoing:

           a. This Trust Agreement may not be amended by the Company prior to a Change in Control without the written approval of any Plan participant or beneficiary whose rights or protections under a Plan or this Agreement may be reduced, impaired, or otherwise adversely affected by the amendment.

           b. This Trust Agreement may not be amended by the Company following a Change in Control without the written approval of all employees or former employees of the Company who are, or may become, entitled to the payment of benefits pursuant to the Plans.

           c. The Company may terminate this Trust prior to the date specified in Section 12.2 upon the written approval of all employees or former employees of the Company who are or may become entitled to the payment of benefits pursuant to the Plans.

                           SECTION 13

                         MISCELLANEOUS

     13.1  Any provision of this Trust Agreement prohibited by law shall
be   ineffective  to  the  extent  of  any  such  prohibition,   without
invalidating the remaining provisions hereof.

     13.2 Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

      13.3 This Trust Agreement shall be governed by and construed in accordance with the laws of Iowa, except to the extent the same are preempted by federal law.

    13.4 This Trust Agreement shall be binding upon, and shall inure to the benefit of, any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. The Company (and any successor to the Company) may not otherwise assign its obligations under this Trust Agreement without the prior written approval of all employees or former employees of the Company who are, or may become, entitled to the payment of benefits pursuant to the Plans; provided, however, that, subsequent to the merger of the Company with WPL Holdings, Inc. and Interstate Power Company in accordance with the Agreement and Plan of Merger dated November 10, 1995, as amended, and prior to a Change in Control, the Company (or its successor) may assign its obligations under this agreement to any corporation, 100% of the stock of which is owned (either directly or through one or more subsidiaries) by the entity resulting from such merger.

      13.5 For the purposes of this Trust Agreement, Change in Control shall mean:

           a. the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions, of ownership (within the meaning of Rule 13d-3 promulgated under that Act) of 20% or more of the combined voting power of the Company's outstanding voting securities entitled to vote generally in the election of directors;

           b. the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated entity's then outstanding securities entitled to vote generally in the election of directors;

           c. the approval by the stockholders of the Company of a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets; or

           d. the failure of individuals who were Directors of the Company at the beginning of any two consecutive year period
     (including, for this purpose, any new Director whose election or nomination for election was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) to constitute a majority of the Company's Board of Directors;

provided, however, that the merger of the Company with WPL Holdings, Inc. and Interstate Power Company in accordance with the Agreement and Plan of Merger dated November 10, 1995, as amended, shall not constitute a Change in Control unless and until the resulting corporation fails to make any payment due pursuant to a Plan at the time such payment is due.

                           SECTION 14

                         EFFECTIVE DATE

     The effective date of this Trust Agreement shall be August 1, 1997.

                         *  *  *  *  *

     IN WITNESS WHEREOF, this instrument has been executed as of the day and year last above written.


                                   IES INDUSTRIES INC.


                                   By:
                                        Larry D. Root
                                        President & Chief Operating Officer


                                   NORWEST BANK IOWA, N.A.


                                   By:
                                        Charles W. Hippee
                                        Employee Benefits Manager

                           APPENDIX A
                             PLANS

      The  following  plans and agreements shall be funded  through  the
Trust:

          Burton, Clarence L., Retired
          Duncan, Larry J.
          Eibes, Tim J.
          Ekstrom, Dean E.
          Helbling, John K.
          Heyer, Patricia R., Term.
          Kratchmer, John E.
          Kucharski, Robert J., Retired
          Lindell, Christopher J.
          Liu, Lee
          Rivinius-Portz, Wendy A.
          Rogoff, Jonathan M.
          Root, Larry D., Retired
          Schmidt, Joel J.
          Seldon, Thomas R., Retired
          Thompson, Joan M.
          Treangen, Paul H.
          Vogt, James, Retired

          Bevis, Wayne J., Director
          Newman, Jack R., Director
          Ray, Robert D., Director
          Royer, Henry, Director
          Schultz, Robert W., Director
          Weiler, Anthony R., Director
          Scherling, Richard, Director
          Nussbaum, Leo, Director
          Levy, Solomon, Director